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                                                                     EXHIBIT 3.1
                                                                     -----------




                          CERTIFICATE OF INCORPORATION

                                       OF

                             Paragon Investors Inc.

                                   * * * * * *

         1. The name of the corporation is Paragon Investors Inc.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand Five Hundred (1,500) Common Shares; all of such shares shall be without par value.

         5. The board of directors is authorized to make, alter or repeal the bylaws of the corporation. Election of directors need not be by written ballot.

         6. The name and mailing address of the sole incorporator is:



                                 E.L. Kinsler
                                 Corporation Trust Center
                                 1209 Orange St.
                                 Wilmington, Delaware 19801

         7. The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

        I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 3rd day of September, 1996.


                                               /s/ E.L. Kinsler
                                               ---------------------------------
                                               E.L. Kinsler    Sole Incorporator


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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                   * * * * * *



        Paragon Investors Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

        FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                RESOLVED, that the Certificate of Incorporation of Paragon Investors Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

                PARAGON CORPORATE HOLDINGS INC.

        SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

        THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Paragon Investors Inc. has caused this Certificate to be signed by Ralph L. Nehrig, Vice President/Assistant Secretary as of this 3rd day of October, 1996.

                                             PARAGON INVESTORS INC.

                                             /s/ Ralph L. Nehrig
                                             -----------------------------------
ATTEST:                                      Ralph L. Nehrig, Vice President,
                                                  Assistant Secretary
/s/ John H. Fountain
----------------------------------
John H. Fountain, Secretary/Treasurer

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                        PARAGON CORPORATE HOLDINGS, INC.

                          CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION


        Paragon Corporate Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

        FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

            RESOLVED, that the Certificate of Incorporation of the corporation be amended by changing the fourth article thereof so that, as amended, said article shall be and read as follows:

            The total number of shares of stock which the Corporation shall have authority to issue is Thirty Thousand (30,000) Common Shares; all of such shares to be without par value.

        SECOND: That in lieu of a meeting and vote of shareholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware:

        THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware:

        IN WITNESS WHEREOF, said Paragon Corporate Holdings, Inc. has caused this certificate to be assigned by Robert J. Tomsich, President, as of the 15th day of January, 1997.

                                             PARAGON CORPORATE HOLDINGS, INC.

                                             /s/ Robert J. Tomsich
                                             --------------------------------
                                             Robert J. Tomsich, President

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                              PARAGON CORPORATE HOLDINGS, INC.

                          CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION

        Paragon Corporate Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

        FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                RESOLVED, that the Certificate of Incorporation of the corporation be amended by changing the fourth article thereof so that, as amended, said article shall be and read as follows:

                4. The total number of shares of stock which the Corporation shall have authority to issue is Thirty Thousand (30,000) Common Shares; all of such shares to be without par value, divided by classes as follows:

                CLASS A - COMMON STOCK   -      2,000 shares, no par value
                Full voting rights, unrestricted Common Stock. Only the holders of Class A Stock shall constitute shareholders entitled to vote or act on behalf of the Corporation.

                CLASS B - COMMON STOCK   -     28,000 shares, no par value
                Non-voting, Common Stock, but unrestricted as to all other shareholder rights.

                TOTAL AUTHORIZED:       30,000 shares

                RESOLVED FURTHER, that all issued and outstanding Common Stock shall be considered and remain Class A Common Stock (full voting rights) and shall not be required to be reissued, but may be so done at either the shareholder or the company's election.

        SECOND: That in lieu of a meeting and vote of shareholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware:

        THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware:

        IN WITNESS WHEREOF, said Paragon Corporate Holdings, Inc. has caused this certificate to be assigned by Ralph L. Nehrig, Assistant Secretary, as of the 16th day of January, 1997.


                                           PARAGON CORPORATE HOLDINGS, INC.

                                           /s/ Ralph L. Nehrig
                                           ------------------------------------
                                           Ralph L. Nehrig, Assistant Secretary